Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated December 21, 2010, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of NCI Building Systems, Inc., included in this Annual Report (Form 10-K) for the year ended October 31, 2010 in the following registration statements and related prospectuses.

NCI Building Systems, Inc. Form S-8	File No. 333-124266

NCI Building Systems, Inc. Form S-8	File No. 333-14957

NCI Building Systems, Inc. Form S-8	File No. 333-111139

NCI Building Systems, Inc. Form S-8	File No. 333-34899

NCI Building Systems, Inc. Form S-8	File No. 333-12921

NCI Building Systems, Inc. Form S-8	File No. 333-111142

NCI Building Systems, Inc. Form S-8	File No. 333-139983

NCI Building Systems, Inc. Form S-8	File No. 333-162568

NCI Building Systems, Inc. Form S-8	File No. 333-166279

NCI Building Systems, Inc. Form S-3	File No. 333-156448
/s/ Ernst & Young LLP
Houston, Texas
December 21, 2010